     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1999
                                                     Registration No. 333-50585
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------


                             TRAMMELL CROW COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            75-2721454
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)

                              --------------------

                             TRAMMELL CROW COMPANY
                            LONG-TERM INCENTIVE PLAN

                            (Full title of the plan)

                                GEORGE L. LIPPE
                            CHIEF EXECUTIVE OFFICER
                             TRAMMELL CROW COMPANY
                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201
                                 (214) 863-3000
           (Name, address and telephone number of agent for service)

                                    copy to:


    DEREK R. MCCLAIN                                 J. CHRISTOPHER KIRK
    GENERAL COUNSEL                                 VINSON & ELKINS L.L.P.
  TRAMMELL CROW COMPANY                            3700 TRAMMELL CROW CENTER
2001 ROSS AVENUE, SUITE 3400                          2001 ROSS AVENUE
   DALLAS, TEXAS  75201                             DALLAS, TEXAS 75201-2975
     (214) 863-3000                                    (214) 220-7700

                               ------------------

                        CALCULATION OF REGISTRATION FEE


========================================================================================================================
   Title of Each Class of        Amount to         Proposed Maximum           Proposed Maximum            Amount of
Securities to be Registered    be Registered   Offering Price Per Unit*   Aggregate Offering Price*    Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share..............     3,300,000              $17.875                  $58,987,500                $16,400
========================================================================================================================

* Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high asked and low bid price reported on the New York Stock Exchange on June 23, 1999.

===============================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         By a Registration Statement on Form S-8, Registration No. 333-50585 filed on April 21, 1998 (the "Registration Statement"), Trammell Crow Company, a Delaware corporation (the "Company"), registered 5,334,878 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), in connection with the Trammell Crow Company Long-Term Incentive Plan (the "Plan"). The Company has amended the Plan, effective May 18, 1999, to (i) provide for an increase in the maximum aggregate number of shares of the Common Stock in respect of which awards may be granted under the Plan by an additional 3,300,000 shares, such that the maximum aggregate number of shares of Common Stock in respect of which awards may be granted under the Plan shall be 8,634,878; (ii) provide that either the granting or vesting of awards provided under the Plan may be subject to performance standards in order that such awards may be fully deductible by the Company for federal income tax purposes; and (iii) revise the period over which the Company's performance is measured for purposes of determining the payment value of Performance Units (such term is defined in the Plan). The Registration Statement is hereby amended to incorporate such amendment into the Plan and the Prospectus related thereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission by the Company, and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") on March 31, 1999;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission May 14, 1999; and

         (c) The description of the Company's Common Stock, $0.01 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on October 23, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post- Effective Amendment No. 1 to the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1 to the Registration Statement. Upon the written or oral request of any person to whom a copy of this Post-Effective Amendment No. 1 to the Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement but not delivered herewith. Requests for such documents should be addressed to Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, Attention: Secretary, (214) 863-3000.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

         Section 145 of the DGCL ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article Eleven of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the DGCL. Pursuant to Section 145, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The registrant also has the power to purchase and maintain insurance for its directors and officers. The Company maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. Additionally, Article Eleven of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the registrant seeking indemnification of liabilities or expenses incurred, the burden will be on the registrant to prove that the indemnification would not be permitted under the DGCL. The preceding discussion of the registrant's Certificate of Incorporation and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the DGCL.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1      --        Company's Long-Term Incentive Plan(1)

         4.1.1    --        First Amendment to the Company's Long-Term Incentive
                            Plan

         5.1      --        Opinion of Vinson & Elkins L.L.P.

         23.1     --        Consent of Ernst & Young LLP

         23.2     --        Consent of Vinson & Elkins L.L.P. (included as part
                            of Exhibit 5.1)

         24.1     --        Power of Attorney(1)

-------------
1. Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (File Number 333-50585) filed with the Securities and Exchange Commission on April 21, 1998 and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24th day of June, 1999.

                                            TRAMMELL CROW COMPANY

                                            By: /s/ Robert E. Sulentic
                                                -------------------------------
                                                Robert E. Sulentic, Executive
                                                Vice President, Chief Financial
                                                Officer and Director


      Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                      Signature                                         Capacity                       Date
                      ---------                                         --------                       ----

                /s/ George L. Lippe*                     President and Chief Executive Officer      June 24, 1999
-----------------------------------------                    (Principal Executive Officer)
                   George L. Lippe

               /s/ Robert E. Sulentic                  Executive Vice President, Chief Financial    June 24, 1999
-----------------------------------------                         Officer and Director
                 Robert E. Sulentic                          (Principal Financial Officer)


               /s/ William P. Leiser*                    Executive Vice-President and Treasurer     June 24, 1999
-----------------------------------------                    (Principal Accounting Officer)
                  William P. Leiser

                 /s/ Harlan R. Crow*                                    Director                    June 24, 1999
-----------------------------------------
                   Harlan R. Crow

              /s/ J. McDonald Williams*                                 Director                    June 24, 1999
-----------------------------------------
                J. McDonald Williams

               /s/ James D. Carreker*                                   Director                    June 24, 1999
-----------------------------------------
                  James D. Carreker

              /s/ William F. Concannon*                                 Director                    June 24, 1999
-----------------------------------------
                William F. Concannon

                 /s/ James R. Erwin*                                    Director                    June 24, 1999
-----------------------------------------
                   James R. Erwin

               /s/ Jeffrey M. Heller*                                   Director                    June 24, 1999
-----------------------------------------
                  Jeffrey M. Heller

                /s/ Rowland Moriarty*                                   Director                    June 24, 1999
-----------------------------------------
                  Rowland Moriarty


*By:             /s/ Asuka Nakahara
-----------------------------------------
                   Asuka Nakahara
                  ATTORNEY-IN-FACT




                                 EXHIBIT INDEX

                  4.1      --        Company's Long-Term Incentive Plan(1)

                  4.1.1    --        First Amendment to the Company's Long-Term
                                     Incentive Plan*

                  5.1      --        Opinion of Vinson & Elkins L.L.P.*

                  23.1     --        Consent of Ernst & Young*

                  23.2     --        Consent of Vinson & Elkins L.L.P.
                                     (included as part of Exhibit 5.1)*

                  24.1     --        Power of Attorney(1)

-----------------
*        Filed herewith

1. Previously filed as an exhibit to the Company's Registration Statement on Form S-8 (File Number 333-50585) filed with the Securities and Exchange Commission on April 21, 1998 and incorporated herein by reference.